                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement           [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                MDT CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11:/1/
- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

(5) Total fee paid:
- --------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------

(3) Filing Party:
- --------------------------------------------------------------------------------

(4) Date Filed:
- --------------------------------------------------------------------------------

- --------
/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

                           [LOGO OF MDT CORPORATION]
                                  CORPORATION


                            (A DELAWARE CORPORATION)

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 19, 1995

                               ----------------

To the Stockholders of MDT CORPORATION:

  The Annual Meeting of Stockholders of MDT Corporation (the "Company") will be held at the Sheraton Imperial Hotel and Convention Center, located at 4700 Emperor Boulevard, Morrisville, North Carolina 27560, at 2:00 p.m., on Wednesday, July 19, 1995, to consider and vote on the following matters, which are described in this Notice and in the accompanying Proxy Statement:

    (1) Election of nine members to the Board of Directors of the Company;

    (2) Ratification of the selection by the Board of Directors of the Company of KPMG Peat Marwick as Independent Accountants of the Company for the current fiscal year; and

    (3) Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

  Enclosed herewith is a Proxy Statement describing the matters to be voted upon at the Annual Meeting. Whether or not you expect to attend in person, please read it carefully and then sign, complete and return your proxy as promptly as possible. If you decide to attend the meeting, you may vote in person, if you so desire, even if you had previously mailed your proxy. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy must be signed and returned to assure that all of your shares will be voted.

  Thank you.

                                          JOHN C SHAMY,
                                          Secretary

June 12, 1995

   AGAIN, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO
                              RETURN IT PROMPTLY.

                           [LOGO OF MDT CORPORATION]
                                  CORPORATION


                            (A DELAWARE CORPORATION)

                           STRATFORD HALL, SUITE 200
                                1009 SLATER ROAD
                       MORRISVILLE, NORTH CAROLINA 27560

                               ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 19, 1995

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished to stockholders of MDT Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1995 Annual Meeting of Stockholders (the "Annual Meeting") at the time and place and for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy materials for the Annual Meeting are being mailed to stockholders on or about June 12, 1995.

  Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of such revocation or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. All shares represented by each properly signed and returned proxy in the accompanying form, unless revoked, will be voted at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions thereon, or, in the absence of instructions, "for" the nominees for director named herein and "for" ratification of the selection of KPMG Peat Marwick as the Company's Independent Accountants for the current year.

  Only holders of the Company's shares of Common Stock, par value $1.25 per share ("Common Stock"), are entitled to vote at the Annual Meeting. Each holder of record of Common Stock at the close of business on May 22, 1995, is entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. On that date, there were 6,769,431 shares of Common Stock outstanding, each of which is entitled to one vote.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of any business (although stockholders may continue to transact business at the Annual Meeting until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum). The vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting (assuming the presence of a quorum) is required for the stockholders to elect directors or to take any other action at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies which reflect abstentions as shares which are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of a plurality or of "votes cast."

  The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee does not have discretionary power to vote on a particular matter) as shares which are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will not be considered as being present with respect to that matter (even though those shares are considered as being present and entitled to vote for quorum purposes and may be considered as being present with respect to other matters).

  Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

  All costs of soliciting proxies will be borne by the Company. In addition to the general solicitation of proxies by use of the mails, officers and other employees of the Company, as part of their regular duties and without additional compensation, may communicate with individual stockholders personally or by mail, telephone, facsimile or otherwise for the purpose of soliciting their proxies. The Company has also engaged W.F. Doring & Co., 150 Bay Street, 8th Floor, Jersey City, New Jersey, to aid in the solicitation of proxies, for which the Company will pay a fee estimated at $2,500.

  A list of the Company's stockholders is available for inspection in person at the principal executive offices of the Company, which are located at Stratford Hall, Suite 200, 1009 Slater Road, Morrisville, North Carolina 27560.

ANNUAL REPORT

  The Annual Report to Stockholders, containing the consolidated financial statements of the Company for the fiscal year ended March 31, 1995, and the report thereon of KPMG Peat Marwick, Independent Accountants for the Company, accompanies this Proxy Statement.

AVAILABILITY OF FORM 10-K

  STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO THE SECRETARY, MDT CORPORATION, STRATFORD HALL, SUITE 200, 1009 SLATER ROAD, MORRISVILLE, NORTH CAROLINA 27560.

STOCKHOLDER PROPOSALS

  To be considered for inclusion in the Company's proxy materials for consideration at the 1996 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than February 12, 1996, and must satisfy the relevant conditions established by the Securities and Exchange Commission to be included in the Company's proxy materials for that meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                             ELECTION OF DIRECTORS

  Nine directors are to be elected to serve until the next annual meeting after their election and until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nine nominees listed below. In the event that any of the nominees should become unavailable to serve for any reason, which the Board of Directors does not anticipate, it is intended that proxies will be voted for the election of those alternative persons, if any, as shall be designated by the Board of Directors. In no event will proxies be voted for more than nine persons.

  The following sets forth certain information regarding each of the nominees for election as director. The Board of Directors recommends that stockholders vote FOR each of the nominees.

  J. MILES BRANAGAN, age 62, has been a director since 1971 and is a co-founder of the Company. He has served as Chairman of the Board of Directors since 1983, President since 1971, and as Chief Executive Officer since 1978. In addition, he served as Co-Executive Officer from 1971 to 1978, Chief Financial Officer from 1971 to 1988, and Chief Operating Officer from 1988 to 1995. Prior to joining the Company, Mr. Branagan was a partner in a national public accounting firm. Mr. Branagan also serves on the Board of Trustees of the Van Kampen American Capital Group of Open-End Mutual Funds.

  LAMOYNE H. FLEMING, D.D.S., age 67, has been a director since 1986. From 1952 to 1985, Dr. Fleming served as a Dental Officer in the United States Air Force. From 1982 to his retirement with the rank of Colonel in 1985, he served as Special Assistant for Dental Affairs, Office of the Secretary of Defense, representing the Army, Navy and Air Force. Dr. Fleming is retired.

  CHARLES A. FRENCH, age 52, has been a director since February 1995. From 1986 to 1989, Mr. French served as Chief Operating Officer and as a director of Spectramed, Inc., a manufacturer of medical devices based in Newport Beach, California. Prior to joining Spectramed, Mr. French held various senior management positions with other companies in the health care industry. He has been an investor in and consultant to various health care companies since 1989.

  JOHN S. GILBERTSON, age 51, has been a director since February 1995. From 1992 to the present, Mr. Gilbertson has served as Executive Vice President, and from 1994 to the present he has served as Chief Operating Officer of AVX Corporation, an international electronics manufacturing concern headquartered in Myrtle Beach, South Carolina. He is also a director of AVX Corporation. Prior to joining AVX, Mr. Gilbertson held various positions with Corning Glass Company and served as an officer in the United States Air Force.

  CHARLES E. JOHNSON, age 58, has been a director since 1993. Mr. Johnson is Chief of Staff of the Governor's Office for the State of Utah. Prior to being named Chief of Staff, Mr. Johnson served as Director of the Office of Planning and Budget for the State of Utah from July 1991 to December 1992. Mr. Johnson is a Certified Public Accountant and spent 31 years in the practice of public accounting, most recently as the Managing Partner of the Salt Lake City office of KPMG Peat Marwick from 1987 to 1991. While with KPMG Peat Marwick, Mr. Johnson served on that firm's Board of Directors and in various other capacities.

  CLARK D. JONES, age 60, has been a director since 1986. Mr. Jones has served as Chairman of the Board of Summit Family Restaurants, Inc. (formerly known as JB's Restaurants, Inc.) since 1987. He served as Chief Executive Officer from 1981 to 1991 and President from 1981 to 1987 and was employed by that company in various other positions from 1970 to 1980.

  JAMES B.D. MARK, M.D., age 65, has not previously served as a director of the Company. From 1972 to the present, Dr. Mark has been head of the Division of Thoracic Surgery and, from 1978 to the present, has been the Johnson and Johnson Professor of Surgery at Stanford University Medical Center in Stanford, California. During the past 30 years, Dr. Mark has served in a variety of positions within the Stanford University Medical Center, including, most recently, as Chief of Staff, Stanford University Hospital (1988-1992); Associate Dean for Clinical Affairs (1988-1992); and as Acting Chairman, Department of Surgery (1974-1977).

  KATHERINE A. SCHIPPER, PH.D., age 45, has been a director since February 1995. From 1993 to the present, Dr. Schipper has been the Eli B. and Harriett
B. Williams Professor of Accounting and KPMG Peat Marwick Faculty Research Scholar and, from 1991 to the present, Director of the Institute of Professional Accounting at the Graduate School of Business of the University of Chicago. From 1994 to the present, Dr. Schipper has served as a director of Hong Kong Card Funding Corporation, a wholly-owned subsidiary of Manhattan Card Co. Ltd., a credit card issuer based in Hong Kong.

  JOHN C SHAMY, age 67, has been a director since 1971. He has served as Secretary of the Company since 1985, as Treasurer from 1985 to 1988, and as Assistant Treasurer since 1988. He has been President of Fund Management and Research Corporation, an investment advisory firm, since 1963, of Foundation Growth Stock Fund, Inc., an open-end mutual fund, since 1964, and of Continental Mutual Investment Fund, Inc., an open-end mutual fund, since 1969. Mr. Shamy is a director of Fund Management and Research Corporation, Continental Mutual Investment Fund, Inc. and Foundation Growth Stock Fund, Inc.

  There are no family relationships between any directors or executive officers of the Company.

  During the fiscal year ended March 31, 1995, the Board of Directors held 10 meetings. Each board member attended 75% or more of the total number of meetings of the board and meetings of committees on which he or she served which were held during the fiscal year ended March 31, 1995, and during the period for which he or she has been a board or committee member.

BOARD COMMITTEES

  The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The specific responsibilities of each of these Committees are summarized below.

  The Audit Committee consults with and reviews reports and recommendations of the Company's Independent Accountants and reports thereon to the Board of Directors. The Audit Committee is also responsible for reviewing the terms of proposed transactions between the Company and its affiliates, including its directors and officers. The Audit Committee currently consists of Messrs. French and Johnson and Dr. Schipper. The Audit Committee held four meetings during the fiscal year ended March 31, 1995.

  The Compensation Committee reviews published data and Company information pertaining to executive compensation and reports thereon to the Board of Directors. Such reports pertain to all officers of the Company (exclusive of its subsidiaries) and include salaries, bonuses, stock options, employee benefits and other forms of compensation. The Compensation Committee also administers the Company's Amended and Restated 1987 Stock Option Plan (the "Stock Option Plan") and Management Incentive Compensation Plan. The Compensation Committee currently consists of Messrs. Gilbertson, Jones and Shamy. The Compensation Committee held four meetings during the fiscal year ended March 31, 1995.

  The Nominating Committee, which was established in September 1994, considers and evaluates potential candidates for the Board of Directors and nominates persons for election or re-election to the Board. The Nominating Committee presently consists of Messrs. Branagan and Fleming and Lawrence G. Crowley, M.D., who is retiring from the Board of Directors effective at the Annual Meeting. The Nominating Committee held one meeting during the fiscal year ended March 31, 1995.

  The Nominating Committee may, in its discretion, consider stockholder recommendatons of persons to be considered as nominees to fill future vacancies on the Board of Directors. Such recommendations should be sent in writing to the Secretary of the Company at the Company's address and must be accompanied by detailed biographical and occupational data on the prospective nominee along with the written consent of the prospective nominee for potential consideration of his or her name by the Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  From April 1, 1994 to February 1995, the Compensation Committee consisted of Messrs. Jones, Fleming and Shamy. In February 1995, Mr. Gilbertson replaced Dr. Fleming on the Compensation

Committee. Mr. Shamy is Secretary of the Company and its subsidiaries. Mr. Shamy is paid a fee of $1,000 per month for his services as Secretary. He is not eligible to receive bonus compensation under the Company's Management Incentive Compensation Plan.

DIRECTORS COMPENSATION

  Each of the directors, other than Mr. Branagan, receives a retainer fee of $1,500 per month and fees of $1,000 for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors that the director attends. Each director who chairs a committee of the Board of Directors receives an additional fee of $250 for each meeting of the committee which the director attends and chairs. Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings.

  Non-employee directors of the Company (including, for these purposes, Mr. Shamy) are also automatically entitled to receive grants of nonqualified stock options under the Company's Stock Option Plan. Each non-employee who becomes a director after the 1993 Annual Meeting of Stockholders is automatically granted upon his or her initial election or appointment to the Board of Directors an option to purchase 5,000 shares of the Company's Common Stock. In February 1995, following their appointment as directors of the Company, Dr. Schipper and Messrs. French and Gilbertson were each granted such an option at an exercise price of $6.50 per share. Annually, but subject to certain limitations described below, each non-employee director is also automatically granted an option to purchase the nearest number of whole shares of Common Stock (up to a maximum of 1,500 shares per director per year) determined by dividing the non-employee directors' average annual compensation (i.e., the average of the aggregate amount of fixed retainer and attendance fees that all non-employee directors received for serving as directors of the Company in the immediately preceding year) by the fair market value per share of the Company's Common Stock on the grant date, which is the fifth business day following the date of the public release by the Company of its annual statement of sales and earnings. Notwithstanding the foregoing, (a) no annual grants of options shall be made to non-employee directors for any fiscal year unless the Company's earnings per share for such fiscal year are equal to or greater than the average of the Company's earnings per share for the immediately preceding three fiscal years, (b) the maximum number of shares which may be granted to any individual non-employee director under the Stock Option Plan shall not exceed 1% of the Company's total issued and outstanding Common Stock, and (c) the maximum number of shares which may be granted to all directors of the Company shall not exceed in the aggregate one-half of the total shares issuable under the Stock Option Plan. Annual option grants that would otherwise exceed the limits described in (b) and (c) above shall be prorated within such limitations. None of the directors received an option grant pursuant to this formula with respect to Fiscal Year 1994 or Fiscal Year 1995.

  The purchase price per share of Common Stock covered by any option granted to a non-employee director pursuant to the Stock Option Plan is payable in cash and/or shares and equals the fair market value per share of the Common Stock on the grant date. The options become exercisable 12 months after the grant date and, unless earlier terminated, terminate on the date which is the earlier of
(i) five years from the grant date, or (ii) the date of adoption by the Board of Directors of a plan of complete liquidation of the Company's assets. The Board of Directors, subject to plan limits, retains discretion to modify the terms of outstanding options and to reprice the options.

  In the event a non-employee director's services as a Board member are terminated for any reason other than fraud, dishonesty or death, then any options granted to the non-employee director pursuant to the Stock Option Plan, to the extent such options had become exercisable on the date of such termination, continue to be exercisable for a period of three months thereafter or the balance of the option term, whichever period is shorter. If the holder of the option dies while serving as a director of the Company, or within not more than three months after the termination of such status, then any such options, to the extent they had become exercisable on the date of death, continue to be exercisable by the director's descendants, heirs or personal representatives for a period of twelve months after the date of death or the balance of the option term, whichever period is shorter. In the event the option holder's directorship is terminated for fraud or dishonesty, all of the holder's unexercised options expire as of the date of termination.

  The Stock Option Plan contains provisions relating to adjustments for changes in the Company's Common Stock upon certain specified events, including mergers, reorganizations, recapitalizations, stock splits, stock dividends and similar events. In addition, the Stock Option Plan provides that each option granted to a non-employee director shall become immediately exercisable for a period of 30 days following any "change in control" of the Company as defined in the Stock Option Plan (see "Employee Benefit Plans--Stock Option Plan"). Any options not exercised within the 30-day period are treated as if no change in control had occurred and are governed by their original terms.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of May 22, 1995 (except as otherwise noted) with respect to the beneficial ownership of the Company's Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all directors and officers as a group. Unless otherwise indicated, each person or entity listed below has sole voting and investment power with respect to the shares listed. Any reference to stock options held by any person or entity refers to stock options which are currently exercisable or exercisable within 60 days of May 22, 1995.

                                                        SHARES OF   PERCENT OF
    BENEFICIAL                                           COMMON       CLASS
       OWNER                                              STOCK       OWNED*
    ----------                                          ---------   ----------
Heartland Advisors, Inc................................  979,400(a)    14.5%
 790 North Milwaukee Street
 Milwaukee, Wisconsin 53202
The TCW Group, Inc.....................................  444,000(b)     6.6%
 865 South Figueroa Street
 Los Angeles, CA 90017
Brinson Partners, Inc..................................  406,300(c)     6.0%
 209 South LaSalle
 Chicago, IL 60604-1295
Dimensional Fund Advisors Inc..........................  358,700(d)     5.3%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401
J. Miles Branagan......................................  348,009(e)     5.0%
 Stratford Hall, Suite 200
 1009 Slater Road
 Morrisville, North Carolina 27560
Lawrence G. Crowley, M.D...............................   15,500(f)      **
LaMoyne H. Fleming, D.D.S..............................   14,551(g)      **
Charles A. French......................................        0(h)      **
John S. Gilbertson.....................................        0(i)      **
Charles E. Johnson.....................................    7,000(j)      **
Clark D. Jones.........................................    8,544(k)      **
James B.D. Mark, M.D...................................    2,000         **

                                             (Footnotes appear on opposite page)

                                                         SHARES OF   PERCENT OF
    BENEFICIAL                                            COMMON       CLASS
       OWNER                                               STOCK       OWNED*
    ----------                                           ---------   ----------
John C Shamy............................................   44,099(l)     **
Katherine A. Schipper, Ph.D.............................        0(m)     **
Thomas M. Hein..........................................   37,401(n)     **
William T. Hilvert......................................   37,827(o)     **
Melvin K. Nerby.........................................   38,702(p)     **
Michael L. Schneier.....................................   36,953(q)     **
Charles B. Swenson......................................   50,256(r)     **
All directors and officers as a group (16 persons)......  640,842(s)    9.1%

- --------
 * Pursuant to Rule 13d-3 (d) (1) under the Securities Exchange Act of 1934, as amended, any shares of Common Stock not outstanding which are subject to options or conversion rights held by a person named in the preceding table are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
**  Less than 1%
(a) According to the amended Schedule 13G filed with the Securities and Exchange Commission, dated February 15, 1995.
(b) According to the amended Schedule 13G filed with the Securities and Exchange Commission, dated as of January 26, 1995.
(c) According to the amended Schedule 13G filed with the Securities and Exchange Commission, dated February 13, 1995. Includes shares held by affiliates.
(d) According to the amended Schedule 13G filed with the Securities and Exchange Commission, dated January 31, 1995. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., or in series of the DFA Investment Trust Company, or the DFA Group Trust and DFA Participation
    Group Trust, for all of which entities Dimensional Fund Advisors Inc. ("Dimensional") serves as investment manager. Dimensional has sole dispositive power as to all of such shares and sole voting power as to 264,400 of such shares.
(e) Includes 265,092 shares held jointly with Mr. Branagan's spouse, 480 shares held jointly with Mr. Branagan's mother, 12,437 shares held by the Trustee of the MDT Corporation Savings and Thrift Plan for Salaried Employees, and 70,000 shares covered by options.
(f) Includes 14,000 shares held in trust with Dr. Crowley's spouse and 1,500 shares covered by options.
(g) Includes 6,000 shares covered by options.
(h) Amount does not reflect 5,000 shares covered by options that are first exercisable in February 1996.
(i) Amount does not reflect 5,000 shares covered by options that are first exercisable in February 1996.

                                          (Footnotes continue on following page)

(j) Includes 5,000 shares covered by options.
(k) Includes 1,500 shares covered by options.
(l) Includes 6,000 shares covered by options.
(m) Amount does not reflect 5,000 shares covered by options that are first exercisable in February 1996.
(n) Includes 1,430 shares held by the Trustee of the MDT Corporation Savings and Thrift Plan for Salaried Employees, 971 shares held by Mr. Hein individually, and 35,000 shares covered by options.
(o) Includes 1,405 shares held jointly with Mr. Hilvert's spouse, 1,422 shares held by the Trustee of the MDT Corporation Savings and Thrift Plan for Salaried Employees and 35,000 shares covered by options.
(p) Includes 1,867 shares held jointly with Mr. Nerby's spouse, 1,835 shares held by the Trustee of the MDT Corporation Savings and Thrift Plan for Salaried Employees, and 35,000 shares covered by options.
(q) Includes 100 shares held jointly with Mr. Schneier's spouse, 1,853 shares held individually by Mr. Schneier, and 35,000 shares covered by options.
(r) Includes 15,256 shares held individually by Mr. Swenson and 35,000 shares covered by options.
(s) Includes 17,124 shares held by the Trustee of the MDT Corporation Savings and Thrift Plan for Salaried Employees and 265,000 shares covered by options.

                               EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the executive officers of the Company:

                               OFFICER
            OFFICER             SINCE                  POSITION
            -------            -------                 --------
 J. Miles Branagan...........   1971   Chairman of the Board of Directors,
                                        Chief Executive Officer and President
 John C Shamy................   1985   Secretary, Assistant Treasurer and
                                        Director
 Thomas M. Hein..............   1988   Vice President, Finance, Treasurer and
                                        Assistant Secretary
 William T. Hilvert..........   1987   Vice President, Human Resources, and
                                        Assistant Secretary
 Richard G. Kinsey...........   1995   President, MDT Technionic Company, and
                                        Vice President, Product Support Group
 Melvin K. Nerby.............   1987   President, MDT Biologic Company, and
                                        Vice President, Sterility Assurance
                                        Systems Group
 Michael L. Schneier.........   1987   Vice President, Research, Development
                                        and Compliance, MDT Biologic Company
 Charles B. Swenson..........   1983   President, MDT Diagnostic Company, and
                                        Vice President, Examining and Operatory
                                        Equipment Group
 Creighton A. White..........   1995   Vice President, Corporate, Governmental
                                        and International Group

  Biographical information concerning Messrs. Branagan and Shamy is given under the caption "ELECTION OF DIRECTORS" above.

  THOMAS M. HEIN, C.P.A., age 47, has served as Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary since 1988. From 1983 to 1988, he was Vice President, Finance and Administration, and Chief Financial Officer of Metheus Corporation, a manufacturer of computer graphics equipment. From 1977 to 1983, Mr. Hein was employed by Memorex Corporation, where he held several finance positions, most recently as Director of Finance for the Communications Group.

  WILLIAM T. HILVERT, age 58, was named Vice President, Human Resources, in July 1987, and Assistant Secretary in April 1995. Mr. Hilvert was Vice President, Human Resources, at Castle Company from 1985 until Castle was acquired by the Company in 1987. Prior to joining Castle Company, Mr. Hilvert was employed for seven years by Patterson Dental Company, a national distributor of dental equipment and consumables, most recently as Vice President, Division General Manager, and previously as Vice President, Personnel. He has also been employed by divisions of American Hospital Supply Corporation and General Motors Corporation in the areas of personnel and administration.

  RICHARD G. KINSEY, age 52, joined the Company in January 1995 and was named President, MDT Technionic Company, and Vice President, Product Support Group, in April 1995. Previously, Mr. Kinsey was employed by Ohmeda Company, a division of BOC Corporation, as Director of Ohmeda's Customer Support Center from 1993 to 1994, and as Vice President, North American Field Operations from 1988 to 1992. Prior to joining Ohmeda, Mr. Kinsey held various management positions with American Hospital Supply Corporation and Baxter International.

  MELVIN K. NERBY, age 57, was named President, MDT Biologic Company, and Vice President, Sterlity Assurance Systems Group, in April 1995. Previously, he was employed by the Company as Vice President, Product Support, from 1987 to 1995. He joined Castle Company in 1986 as the North American Service Manager. Prior to 1986, he had been employed by the Midwest Division of Sybron Corporation for 31 years, holding a variety of positions including Manufacturing Engineering Manager, Plant Manager and Vice President, Dental Operations, for U.S. and European facilities, Manufacturing Manager, Operations Manager and Vice President of Regulatory Affairs and Quality Assurance.

  MICHAEL L. SCHNEIER, age 55, was named Vice President, Research, Development and Compliance, MDT Biologic Company, in April, 1995. Mr. Schneier had been employed in the same position by the Company since October 1992. From 1987 to 1992, Mr. Schneier was employed by the Company as Vice President, Research and Development. He held the same position at Castle Company from 1986 to 1987. Previously, Mr. Schneier served as Director of Research, Development and Engineering, from 1983 to 1985 and as Manager of Equipment Research and Development from 1981 to 1982. He held various other engineering positions with Castle Company between 1968 and 1981.

  CHARLES B. SWENSON, age 54, was named President, MDT Diagnostic Company, and Vice President, Examining and Operatory Equipment Group, in April 1995. Mr. Swenson had been employed by the Company since 1983 as Vice President, Marketing and Sales. Prior to joining the Company he was employed for 19 years by Patterson Dental Company, a national distributor of dental equipment and consumables, most recently as that company's Vice President of Marketing and Sales.

  CREIGHTON A. WHITE, age 38, joined the company in January 1995 and was named Vice President, Corporate, Governmental and International Group, in April 1995. Previously, Mr. White was employed by AMSCO International, Inc. as Vice President/Managing Director, Surgical Assurance Products, Surgical Products during 1994 and as Vice President, Sterility Assurance Products, Surgical Products from 1992 to 1993. He was employed by AMSCO Scientific as Vice President of Marketing from 1991 to 1992 and Director of Marketing from 1989 to 1991.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information regarding compensation from the Company for each of the fiscal years ended March 31, 1995, 1994 and 1993, as to the Chief Executive Officer and each of the next five most highly compensated executive officers of the Company during the last completed fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                              LONG-TERM
                                 ANNUAL COMPENSATION        COMPENSATION
                               ----------------------- -----------------------
                                                       SECURITIES
                                                       UNDERLYING  ALL OTHER
                               FISCAL  SALARY   BONUS   OPTIONS   COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR   ($)(A)  ($)(A)    (#)(B)    ($)(C)(D)
 ---------------------------   ------ -------- ------- ---------- ------------
 J. Miles Branagan...........   1995  $220,000     --    10,000     $62,181
  Chairman of the Board of      1994   220,000     --       --       64,596
  Directors, Chief Executive    1993   200,000 $56,000   10,000      55,071
  Officer and President

 Thomas M. Hein..............   1995   120,712     --     5,000       7,643
  Vice President, Finance,      1994   120,712     --       --        9,056
  Treasurer and Assistant       1993   116,404  23,281   35,000       7,505
  Secretary

 William T. Hilvert..........   1995   111,901     --       --       15,791
  Vice President, Human         1994   111,901     --       --       16,996
  Resources, and Assistant      1993   107,908  21,582   35,000      15,470
  Secretary

 Melvin K. Nerby.............   1995   111,767     --    15,000      18,570
  President, MDT Biologic       1994   111,767     --       --       19,653
  Company, and Vice President,  1993   106,751  21,350   35,000      17,607
  Sterility Assurance Systems
  Group

 Michael L. Schneier.........   1995   112,294     --       --       14,565
  Vice President, Research,     1994   112,294     --       --       15,774
  Development and Compliance,   1993   104,768  20,954   35,000      12,743
  MDT Biologic Company

 Charles B. Swenson..........   1995   129,363     --    15,000      15,971
  President, MDT Diagnostic     1994   129,363     --       --       17,433
  Company, and Vice President,  1993   124,747  24,949   35,000      15,701
  Examining and Operatory
  Equipment Group

                                            (Footnotes appear on following page)

- --------
(A) Amounts shown reflect cash and non-cash compensation earned by the Named Executive Officers. The amounts of bonus compensation shown for the 1993 fiscal year reflect bonuses earned by the Named Executive Officers under the Company's Management Incentive Compensation Plan. None of the Named Executive Officers received perquisites with a cash value in excess of the lesser of $50,000 or 10% of the total salary and bonus reported for such Named Executive Officer.
(B) Amounts shown reflect five-year stock options granted to the Named Executive Officers under the Company's Stock Option Plan.
(C) The amounts shown for the 1995 fiscal year were derived from the following items: J. M. Branagan: $3,600--Company Savings Plan match; $7,182--Company payment to Retirement Plan; $48,296--Company payment to SERP; $3,103-- Imputed Value-Life Insurance. T. M. Hein: $1,690--Company Savings Plan match; $5,425--Company payment to Retirement Plan; $276--Company payment to SERP; $252--Imputed Value-Life Insurance. W. T. Hilvert: $2,686--Company Savings Plan match; $4,896--Company payment to Retirement Plan; $7,552-- Company payment to SERP; $657--Imputed Value-Life Insurance. M. K. Nerby:
    $2,682--Company Savings Plan match; $4,888--Company payment to Retirement Plan; $10,328--Company payment to SERP; $672--Imputed Value-Life Insurance.
    M. L. Schneier: $2,723--Company Savings Plan match; $4,920--Company payment to Retirement Plan; $6,444--Company payment to SERP; $478--Imputed Value-Life Insurance. C. B. Swenson: $2,464--Company Savings Plan match; $5,944-- Company payment to Retirement Plan; $6,984--Company payment to SERP; $599-- Imputed Value-Life Insurance.
(D) Amounts shown as "All Other Compensation" for fiscal year 1993 have been restated to reflect additional amounts contributed by the Company to the SERP in fiscal year 1995 for the benefit of each of the Named Executive Officers as follows: J. M. Branagan--$4,000; T. M. Hein--$13; W. T. Hilvert--$383; M. K. Nerby--$499; M. L. Schneier--$446; and C. B. Swenson-- $326. These adjustments for fiscal year 1993 result from the Company's decision to make payments to the SERP for such years on the basis of the Named Executive Officer's then current (as opposed to prior year's) salary.

EMPLOYMENT AGREEMENTS

  The Company has entered into separate employment agreements with Messrs. Branagan, Hein and Hilvert which respectively provide for annual salaries of not less than $270,599, $140,160 and $124,000 for such individuals or, in each case, such larger amount as the Board of Directors in its discretion determines. In addition, MDT Biologic has entered into separate employment agreements with Messrs. Nerby and Schneier and MDT Diagnostic Company has entered into a separate employment agreement with Mr. Swenson which agreements respectively provide for annual salaries of not less than $144,000, $112,294 and $144,000 for such individuals or, in each case, such larger amount as the Board of Directors in its discretion determines. All such agreements are effective as of April 1, 1995 and in each case supersede and replace any and all earlier employment agreements with such individuals.

  The agreements with Messrs. Branagan, Kinsey and Schneier respectively provide that each executive officer will serve in his respective position for a three-year period. The agreement with Mr. Schneier provides that, on the second anniversary of the agreement, the term of the agreement automatically will be extended for an additional year and, thereafter, when only one year of the term as extended remains, the term shall again be extended for an additional year, such extensions continuing from year to year in the same manner, subject to the discretion of the Board of Directors not to so extend the agreement by prior written notice to Mr. Schneier. Each of the agreements with Messrs. Hein, Hilvert, Nerby and Swenson respectively provides that each executive officer will serve in his respective position for a four-year period. Each of the agreements with Messrs. Hein, Hilvert, Nerby and Swenson provides that, on the second anniversary of such agreement, the term of such agreement automatically will be extended for an additional year, and, thereafter, when only two years of such term as extended remain, the term of such agreement will again be extended for an additional year, such extensions continuing from year to year in the same manner, subject to the discretion of the Board of Directors not to so extend the term of any such agreement by prior written notice to the executive officer to which any such non-extended agreement pertains.

  Upon the occurrence of a change in control of the Company, the term of the agreements with each of Messrs. Hein, Hilvert, Nerby, Schneier and Swenson is automatically reinstated to the three- or four-year period provided for in each such agreement, commencing upon the date of the change in control. Except for the agreement with Mr. Branagan, all of the agreements also provide for lump-sum, undiscounted cash payments upon termination of the executive officers covered thereby without cause in connection with a change in control, which payments are to be equal to the then current rate of compensation provided for in any such agreement so terminated for the term of any such agreement remaining at the date of termination, as the term of any such agreement is so reinstated.

  For purposes of the agreements, a "change in control" is defined to mean (i) without prior approval of the Board of Directors of the Company, a single entity or group of affiliated entities acquires more than 50% of the voting stock of the Company issued and outstanding immediately prior to such acquisition; (ii) the Board of Directors of the Company approves an unsolicited bid by a single entity or group of affiliated entities to acquire more than 50% of the voting stock of the Company issued and outstanding immediately prior to the approval of such acquisition, and such acquisition is consummated; (iii) the stockholders of the Company approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or
(iv) a change in the majority of the Board of Directors of the Company during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

EMPLOYEE BENEFIT PLANS

  The material which follows in this section describes certain provisions made by the Company pursuant to certain stock option, employee savings and retirement plans, now in effect, that provide for severance, termination or change in control benefits to employees, including the Named Executive Officers, other than group life and accident insurance, group hospitalization and similar group payments and benefits.

  Stock Option Plan. Members of the Board of Directors, officers and other key employees of the Company are eligible to receive options to purchase up to an aggregate of 1,200,000 shares of the Company's Common Stock under the Stock Option Plan, which is administered by the Compensation Committee of the Board of Directors. The exercise price of each option granted must be at least the fair market value of the Common Stock at the date of grant (except that, with respect to 10% stockholders, the exercise price must be at least 110% of the fair market value), and no option may be exercised earlier than one year from the date of grant. Under the Stock Option Plan, in the event that a change in control occurs or, with respect to options awarded to officers and employees of the Company (other than Mr. Shamy), the Board of Directors determines in good faith that a change in control is about to occur, all outstanding options will be immediately exercisable by the option holder for the total remaining number of shares covered by options.

  For purposes of the Stock Option Plan, a "change in control" is defined to mean (i) without prior approval of the Board of Directors of the Company, a single entity or group of affiliated entities acquires more than 50% of the stock of the Company issued and outstanding immediately prior to such acquisition; (ii) the stockholders of the Company approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (iii) a change in the majority of the Board of Directors of the Company during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

  Supplemental Executive Retirement Plan. Certain officers of the Company (except Mr. Shamy) and its subsidiaries also participate in the Company's Supplemental Executive Retirement Plan (the "SERP"). Except as provided below, the SERP provides a lump sum benefit at age 65 equal to the present value of annual payments for life equal to a "replacement percentage" of the participant's final base salary. The replacement percentage equals 50% (reduced for individuals who became officers on or after age 50) plus one-half of 1% for each year of service as an officer in excess of ten. This amount is reduced by the present value of the participant's social security benefit and the benefits payable from the Retirement Plan and the Savings and Thrift Plan. This resulting amount is then multiplied by the participant's vested percentage; a participant vests at the rate of 20% for each year of service as an officer after his second year of service as an officer. The SERP benefits are also payable after age 55 if the participant is vested (with a 5% reduction for each year that retirement precedes age 65). The SERP provides that if the Company elects to establish a trust as a source of benefits to participants, the Company shall contribute no more than 20% of the participant's annual base salary on behalf of the participant plus the additional amounts that would have been contributed to the Retirement Plan and/or the Savings and Thrift Plan (described below) if the $150,000 compensation limit were not applicable.

In this event, the participant's retirement benefit shall not exceed the amount contributed on behalf of the participant plus or minus any earnings or losses. The Company has, in fact, established and contributed to such a trust. Such contributions are shown in the Summary Compensation Table in this Proxy Statement.

  Subject to the foregoing trust provisions, the SERP benefits are also paid if there is a change in control and, within two years, the participant is involuntarily terminated, suffers a significant diminution of duties and responsibilities, has a downward change of title or is forced to relocate thereby resulting in his resignation. In this case, the participant is 100% vested and there is no early retirement reduction. For this purpose, a "change in control" is defined to mean (i) without prior approval of the Board of Directors of the Company, a single entity or group of affiliated entities acquires more than 50% of the stock of the Company issued and outstanding immediately prior to such acquisition; (ii) the Board of Directors of the Company approves an unsolicited bid by a single entity or group of affiliated entities to acquire more than 50% of the stock of the Company issued and outstanding immediately prior to the approval of such acquisition, and such acquisition is consummated; (iii) the stockholders of the Company approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (iv) a change in the majority of the Board of Directors of the Company during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

  Retirement Plan. The MDT Corporation Retirement Plan (the "Retirement Plan") is a profit sharing plan that covers all United States nonunion employees of the Company and its domestic subsidiaries. The Company's contributions to the Retirement Plan amount to three percent of each participant's compensation plus three percent of each participant's compensation in excess of the Social Security wage base. Compensation for this purpose is limited to $150,000. Amounts allocated to a participant's account are subject to a vesting schedule under which a participant would be 20% vested after one year of service and 20% vested for each year of service thereafter, with 100% vesting after five years. Bankers Trust Company acts as trustee for the Retirement Plan. Vested amounts allocated to their accounts will be payable at retirement or other termination of service. The Company has no mandatory retirement age.

  Savings and Thrift Plan. Salaried employees of the Company, including officers, are eligible to participate in the MDT Corporation Savings and Thrift Plan for Salaried Employees (the "Savings Plan"). Participants may contribute up to 6% of their compensation on a before-tax and/or after-tax basis. Compensation for this purpose is limited to $150,000. A participant will receive matching contributions from the Company of up to 50% of these contributions. Subject to certain limitations, participants may make additional contributions, which are not matched by the Company, equal to 10% of compensation on an after-tax basis or 12% of compensation on a before-tax basis. Contributions may be invested, at the election of the participant, in a guaranteed income fund, a balanced asset fund, a diversified equity fund, a bond fund or the Company's Common Stock. Company contributions vest at the rate of 20% after the first year of service and 20% for each subsequent year of service with 100% vesting at the end of five years. Company contributions are automatically vested upon the participant's death, total and permanent disability or attainment of age 65. Benefits under the Savings Plan become distributable to a participant or his beneficiary (in the case of death) upon termination of employment by reason of resignation, discharge, retirement, disability or death.

STOCK OPTIONS

  The following table presents information concerning the options granted to each of the Named Executive Officers during the fiscal year ended March 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                         -----------------------------------------------    VALUE AT ASSUMED
                         NUMBER OF  PERCENTAGE OF                         ANNUAL RATES OF STOCK
                         SECURITIES TOTAL OPTIONS EXERCISE OR            PRICE APPRECIATION FOR
                         UNDERLYING  GRANTED TO   BASE PRICE                 OPTION TERM(c)
                          OPTIONS   EMPLOYEES IN    ($/SH)    EXPIRATION -----------------------
          NAME           GRANTED(a)  FISCAL YEAR      (b)        DATE        5%          10%
          ----           ---------- ------------- ----------- ---------- ----------- -----------
J. Miles Branagan.......   10,000          8%        $6.50    02/01/2000 $    17,958 $    39,684
Thomas M. Hein..........    5,000          4%        $6.50    02/01/2000 $     8,979 $    19,842
William T. Hilvert......      --         --            --            --          --          --
Melvin K. Nerby.........   15,000         12%        $6.50    02/01/2000 $    26,937 $    59,526
Michael L. Schneier.....      --         --            --            --          --          --
Charles B. Swenson......   15,000         12%        $6.50    02/01/2000 $    26,937 $    59,526

- --------
(a) Options were granted pursuant to the Company's Stock Option Plan. The options are exercisable starting 12 months after the grant date. The options were granted for 5 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's Stock Option Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.
(b) The exercise price is equal to the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
(c) The amounts in these columns are based upon assumed rates of appreciation over the option term, which rates are prescribed by applicable regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the applicable vesting periods.

  The following table sets forth information concerning options exercised by certain Named Executive Officers during the fiscal year ended March 31, 1995, together with the number of unexercised options and the value of unexercised "in-the-money" options held by each of the Named Executive Officers on March 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                           VALUE OF
                                                                          UNEXERCISED
                                                                         IN-THE-MONEY
                                                NUMBER OF SECURITIES      OPTIONS AT
                                               UNDERLYING UNEXERCISED       FY-END
                                                OPTIONS AT FY-END(#)        ($)(a)
                           SHARES     VALUE   ------------------------- ---------------
                         ACQUIRED ON REALIZED                            EXERCISABLE/
          NAME           EXERCISE(#)  ($)(a)  EXERCISABLE/UNEXERCISABLE  UNEXERCISABLE
          ----           ----------- -------- ------------------------- ---------------
J. Miles Branagan.......   30,000     $3,750        70,000/10,000       $83,125/$ 5,000
Thomas M. Hein..........      --         --         35,000/ 5,000       $54,688/$ 2,500
William T. Hilvert......   15,000     $3,750        35,000/     0       $54,688/      0
Melvin K. Nerby.........      --         --         35,000/15,000       $54,688/$ 7,500
Michael L. Schneier.....      --         --         35,000/     0       $54,688/      0
Charles B. Swenson......      --         --         35,000/15,000       $54,688/$ 7,500

- --------
(a) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price of "in the money" options.

  The following Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or otherwise deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee (the "Committee") of the Board of Directors (the "Board") consisted of Messrs. Jones and Shamy and Dr. Fleming from April 1994 to February 1995. In February 1995, Mr. Gilbertson replaced Dr. Fleming on the Committee.

  The Committee ratifies compensation levels of the Company's officers, after reviewing the recommendations of the Company's Vice President, Human Resources, prepared in consultation with the Company's Chief Executive Officer (the "CEO") and Chief Financial Officer. The Committee also administers the Company's various incentive plans, including its Stock Option Plan and its Management Incentive Compensation Plan (the "MICP"). In addition, the Committee reviews with the Board all aspects of compensation for the officers of the Company.

  The compensation policy of the Company, which is endorsed by the Committee, calls for a significant amount of the annual compensation of each officer to be structured as incentive compensation that is related to, and contingent upon, the performance of the Company. As a result, a significant portion of an officer's compensation is at risk. As a general matter, if the Company's targeted goals are achieved, incentive compensation under the MICP will amount to between 25% and 35% of total cash compensation for all officers in a given fiscal year.

BASE SALARIES

  Salary Ranges. The Committee ratifies base salary ranges for the Company's officers, after reviewing the recommendations of the Company's Vice President, Human Resources, prepared in consultation with the CEO and the Company's Chief Financial Officer. The primary source material for these salary ranges is Wyatt Data Services' Top Management Report. Wyatt Data Services ("Wyatt") is viewed by the Company as a leading firm in this regard and the Committee considers its report to be sufficiently comprehensive. In addition, these ranges are periodically crosschecked with professional compensation personnel from William
M. Mercer, Inc. ("Mercer") and KPMG Peat Marwick ("KPMG") and against compensation paid to personnel in similar positions with other technology-based, publicly traded firms of similar size and capitalization. Salary ranges may be adjusted each year based on the financial performance of the Company and data received by the Committee from Wyatt, Mercer, Hewitt Associates and other reputable national, state and local sources, as might be available in a given year.

  The midpoint of each salary range is generally that level at which the Committee believes the market is compensating individuals in similar positions, but it may be established below market, if the Company's performance so warrants. The minimum and maximum of each salary range are twenty percent (20%) below and above the midpoint, respectively, to allow variations in compensation for those newly hired or promoted and those who are otherwise in the process of meeting management's expectations and, conversely, for those who are exceeding management's expectations and whose performance over time is viewed by management as being highly satisfactory or exceptional.

  Performance Evaluation. When an officer continues to meet management's expectations over time and, thus, has a satisfactory performance rating, it is anticipated that such officer will be compensated at the salary range midpoint level. In structuring compensation, the Committee generally anticipates that an individual in the position of Chief Executive Officer will reach this level after ten years in the position and that the other officers will reach this level after seven years in their respective positions.

  The performance of the CEO is evaluated on an annual basis by the Board of Directors in light of the responsibilities of the CEO and certain established individual goals for the fiscal year. In setting such goals, the Committee considers both quantitative and qualitative criteria, such as the financial performance of the Company and demonstrated leadership in the position. The performance of each officer is in turn evaluated on an annual basis by the CEO. The CEO's evaluation is reviewed by the Committee in light of the responsibilities required by the officer's particular position and certain established individual goals for the fiscal year. The Committee ratifies individual goals for each officer prior to the start of the fiscal year. The nature of these individual goals is in large measure determined by the officer's responsibilities, but may include certain strategic objectives, qualitative factors and/or targeted levels of improvements in revenues, margins, cash flow, expenses, asset management and like subjects as appropriate to the officer's position within the Company. As a general matter, and to the extent practicable, the Committee encourages management to establish individual goals that are specific and measurable. The specific goals for officers are not included herein because they are believed to represent confidential business information, the disclosure of which would adversely affect the competitive position of the Company.

  Base salaries for Fiscal Year 1995 and Fiscal Year 1996. When the Company's present salary structure was first implemented in April 1989, the Committee determined, based on salary survey data available at that time, that the Company's CEO was underpaid in comparison to other similarly situated executives and that, depending upon the Company's performance, an effort should be made to bring his base salary more into line with prevailing salaries for comparable positions over a three-year period. This three-year timetable has since been extended first to five years and now to seven years (again, beginning in 1989). The CEO's base salary is below the midpoint of his salary range and, based on the survey data reviewed by the Committee, the Committee believes that the CEO's base salary was approximately $50,000 less than that paid to others in similar positions at firms of similar size and capitalization in Fiscal Year 1995, despite the fact that he has been in his position for more than 10 years.

  During the past five years, the CEO's base salary was reduced by the Committee by ten percent (10%) for one twelve-month period. In addition, his inclusion in the Company's Supplemental Executive Retirement Plan was delayed for three years, until Fiscal Year 1992, he did not receive any bonus with respect to Fiscal Years 1990, 1991, 1992 and 1994 under the MICP, and neither he nor the other officers of the Company receive many of the perquisites which are commonly provided to personnel at this level of an organization (e.g., company car or car allowance). The Committee also froze the CEO's base salary, together with the base salaries of other executive officers, for Fiscal Year 1995.

  In determining to increase base salaries for Fiscal Year 1996, the Committee took into account several factors, including the following:

    (1) the survey data reviewed by the Committee suggests that the average annual base salary increase for executives throughout the country over the past five years (1990-1994) was over 5%;

    (2) the base salaries of all current Company officers increased, on average, approximately 4% per year during the same period;

    (3) the base salaries of all officers were reduced by 7% for one twelve-month period during the past five years;

    (4) the inclusion of all officers in the Company's Supplemental Executive Retirement Plan was delayed for three years, until Fiscal Year 1992;

    (5) none of the executive officers received any bonus with respect to Fiscal Years 1990, 1991, 1992, 1994 or 1995 under the MICP; and

    (6) all officers, with one exception, were being compensated significantly below the midpoint of their salary range despite satisfactory or highly satisfactory individual performance ratings from management over time and more than seven years of service at their respective current levels of responsibility.

  In addition, the Committee also assessed the contribution of each executive officer to the success of the Company's restructuring program implemented in Fiscal Year 1995.

INCENTIVE COMPENSATION

  Management Incentive Compensation Plan. Under the Company's MICP, bonuses are paid to the CEO and other officers of the Company on the basis of the financial performance of the Company as a whole. A target bonus, as a percentage of base salary, has been established for the CEO (35%) and the other officers of the Company (25%). No bonuses are paid unless certain pre-determined Company performance standards are achieved during the applicable fiscal year. With respect to Fiscal Year 1995, for the officers, including the CEO, the Company's performance was measured by its success in achieving planned net income.

  If the Company's targeted goals are achieved, incentive compensation will amount to between 25% and 35% of total cash compensation for all officers in any given fiscal year. No bonuses under the MICP were paid to the CEO or to other officers of the Company with respect to Fiscal Years 1990, 1991, 1992, 1994 or 1995.

  Stock Options. The purpose of the Stock Option Plan is to strengthen the Company by providing an additional means of attracting and retaining senior personnel and to provide a long-term incentive to senior employees to devote their abilities and industry to the success of the Company's business. It is the view of the Committee that by extending to senior employees an opportunity over time to acquire shares of the Company's Common Stock, such employees will identify more closely with the interests of the stockholders.

  Stock options are granted to officers of the Company and its subsidiaries, directors and senior managers at an option price not less than the market value of the Common Stock on the date of grant. The date of grant is always after the third and before the twelfth day following the public disclosure of quarterly (or annual) financial results. No option may be exercised during the first year following grant nor after five years following grant. The number of options available for grant has previously been approved by the stockholders.

  During Fiscal Year 1993, the Committee first formalized guidelines for the granting of initial and subsequent stock options to such personnel. These guidelines, were further refined in Fiscal Year 1995, take into account a number of factors, including the individual's position with the Company, his job description and level of responsibility, his promotion record within the Company (or, in the case of newly-hired employees, the need to provide a competitive compensation package), and the number of stock options currently held by such individual. However, the Committee does not attach greater weight to any one factor over the other factors.

  During Fiscal Year 1995, the CEO was granted options to acquire 10,000 shares and all other officers were granted options to acquire an aggregate of 105,000 shares, including those options which were granted to newly hired officers Richard Kinsey (President, MDT Technionic Company and Vice President, Product Support Group) and Creighton White (Vice President, Corporate, Governmental and International Group). Unexercised but exercisable options held by all officers of the Company represent less than four percent (4%) of the total outstanding shares of Common Stock.

OTHER BENEFIT PLANS

  The Company's officers, including the CEO, are eligible to participate in the Company's Retirement Plan, Savings and Thrift Plan and Supplemental Executive Retirement Plan. These plans are intended to provide competitive retirement benefits to eligible participants and are described elsewhere in this Proxy Statement.

INTERNAL REVENUE CODE SECTION 162(m)

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The policy of this Committee is to establish and maintain a compensation program which maximizes the creation of long-term stockholder value. Action will be taken to qualify most compensation approaches to ensure deductibility except in those limited cases where the Committee believes stockholder interests are best served by retaining flexibility. In such cases the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. At the present time and for the foreseeable future, however, the Committee anticipates that the limitation provided for in Section 162(m) of the Internal Revenue Code, as currently written, interpreted and understood, will not affect the deductibility of compensation paid by the Company to its executive officers.

                             Compensation Committee


      Clark D. Jones           LaMoyne H. Fleming           John C Shamy
         Chairman

                         STOCK PRICE PERFORMANCE GRAPH

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or otherwise deemed filed under such Acts.

  The graph below compares five year cumulative total returns for the Company, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Stocks with SIC 384.


               [COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG MDT CORPORATION, CRSP INDEX - NASDAQ STOCK MARKET
                        AND CRSP INDEX - NASDAQ SIC 384]

                        [PERFORMANCE GRAPH APPEARS HERE]

                                            CRSP INDEX -      CRSP INDEX -
Measurement Period               MDT        NASDAQ STOCK        NASDAQ
(Fiscal Year Covered)        CORPORATION       MARKET           SIC 384
- ---------------------        -----------    -------------     ------------
Measurement Pt- 3/31/90      $100.00        $100.00           $100.00
FYE  3/31/91                 $120.41        $114.21           $167.86
FYE  3/31/92                 $106.12        $145.58           $206.37
FYE  3/31/93                 $ 87.76        $167.28           $156.37
FYE  3/31/94                 $ 97.96        $180.60           $147.86
FYE  3/31/95                 $112.25        $201.30           $191.03

  The lines represent indexes derived from compounded daily returns with the assumption that dividends are reinvested in the stock. The three indexes are set to $100 at 3/31/90. Changes from level $100, then, represent changes in the index. The CRSP Index for Nasdaq Stocks with SIC 384 is comprised of those stocks with Standard Industrial Classifications of 3840--3849. This covers the fields of surgical, medical and dental equipment and supplies.

                              CERTAIN TRANSACTIONS

  Upon commencement of his employment by the Company on July 11, 1988, Mr. Hein, the Company's Vice President, Finance, Chief Financial Officer and Treasurer, received interest-free loans to assist him in purchasing a home in the Los Angeles area. As of March 31, 1995, and at all times during Fiscal Year 1995, Mr. Hein's outstanding balance owed on such loans was $75,000. In connection with Mr. Hein's relocation to Raleigh, North Carolina, the Compensation Committee agreed to forgive $25,000 of the balance on such loans on each of July 1, 1995, July 1, 1996, and July 1, 1997, subject to his being employed by the Company on such dates. Any outstanding loan is immediately due and payable upon termination of Mr. Hein's employment with the Company for any reason.

  In connection with Mr. Swenson's relocation to Charleston, South Carolina, the Company has agreed to provide Mr. Swenson with an interest-free loan in the amount of $100,000 to assist him in purchasing a home in the Charleston area. Such loan is expected to be made in June 1995 and will be immediately due and payable upon the first to occur of (i) the sale of Mr. Swenson's existing residence in Southern California or (ii) the third anniversary of the date such loan is made. The loan will be immediately due and payable upon termination of Mr. Swenson's employment with MDT Diagnostic Company for any reason.

                            INDEPENDENT ACCOUNTANTS

  KPMG Peat Marwick was selected as the Company's Independent Accountants for the current year and has served in that capacity since 1971. This selection is being presented to the stockholders for ratification at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

  The Company has requested that a representative of KPMG Peat Marwick be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             SECTION 16 COMPLIANCE

  Based solely upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company does not know of any person who failed to file on a timely basis any reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, except for the inadvertent failure by each of Dr. Crowley and Mr. Nerby, respectively, to timely report on Form 5 the expiration (for no value) of an exempt option grant.

                                 OTHER MATTERS

  The Board of Directors knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

  Each stockholder is urged to complete, date, sign and promptly return the enclosed proxy.

                                          John C Shamy, Secretary

June 12, 1995

PROXY                           MDT CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 19, 1995
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned appoints J. Miles Branagan, John C Shamy and Thomas M. Hein, and each or any of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all of the shares of Common Stock of MDT CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Imperial Hotel and Convention Center, located at 4700 Emperor Boulevard, Morrisville, North Carolina 27560, on
July 19, 1995, at 2:00 p.m., and at any adjournment thereof.

(1) Election of Directors                  WITHHOLD AUTHORITY to vote for
    FOR all nominees listed                all nominees listed [_]
    (except as marked to the
    contrary below) [_]


    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below:

    J. MILES BRANAGAN, LAMOYNE H. FLEMING, CHARLES A. FRENCH, JOHN S. GILBERTSON, CHARLES E. JOHNSON, CLARK D. JONES, JAMES B.D. MARK, KATHERINE
    A. SCHIPPER, JOHN C SHAMY

(2) Ratification of the selection of KPMG Peat Marwick as Independent Accountants to audit the Company's financial statements for the fiscal year ending March 31, 1996.

                         [_] FOR[_] AGAINST[_] ABSTAIN

(3) Upon such other business as may properly come before said meeting, or any adjournment thereof.

                  (continued and to be signed on reverse side)

   UNMARKED PROXIES SHALL BE VOTED IN FAVOR OF EACH OF THE FOREGOING MATTERS UNLESS SPECIFIED TO THE CONTRARY.

   Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated June 12, 1995, is hereby acknowledged.

                                           Dated: _______________________, 1995

                                           ------------------------------------
                                                (Signature of Stockholder)

                                           ------------------------------------
                                                (Signature of Stockholder)

                                           Please date and sign exactly as
                                           name(s) appear(s) on this Proxy.
                                           Joint owners must both sign. If the
                                           signer is a corporation, please
                                           sign full corporate name by duly
                                           authorized officer. Executors,
                                           trustees and fiduciaries please
                                           give full title as such.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

 PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO
                        POSTAGE IF MAILED IN THE U.S.A.